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                                                           Exhibit 99.B(h)(1)(A)

               AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT
                             FOR ING INVESTORS TRUST

     ING Investors Trust (formerly, The GCG Trust) (the "Trust"), a Massachusetts business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with classes of the Trust's separate series of shares (the "Series") listed on the attached SCHEDULE A, hereby appoints Directed Services, Inc. (the "Shareholder Service Provider") to provide shareholder services pursuant to this Shareholder Services Agreement (the "Agreement").

1. In consideration of the provision of shareholder services and/or account maintenance services to direct or indirect beneficial owners of Service 2 Class or Service Class Shares of the Series ("Service Shares"), the Trust shall pay the Shareholder Service Provider a fee periodically. Attached hereto as SCHEDULE B is a list of certain types of services which are contemplated to be provided in accordance with this Agreement.

2. In consideration of the services under this Agreement, the Trust agrees to pay the Shareholder Service Provider quarterly a service fee at an annual rate equal to twenty-five basis points (0.25%) of the average daily net asset value of the Service 2 Class or Service Class Shares of each Series. For purposes of computing the payment to the Shareholder Service Provider under this paragraph, the average daily net asset value of each Class of Shares each quarter shall be computed by totaling each Series' holdings in that Class (Class Share net asset value multiplied by total number of Class Shares) on each business day during the quarter and dividing by the total number of business days during such period. The payment to the Shareholder Service Provider under this paragraph shall be calculated by the Trust at the end of each quarter and will be paid to the Shareholder Service Provider within thirty (30) days thereafter.

3. The Trust shall pay the Shareholder Service Provider the total of the fees calculated for each Series for any period with respect to which such calculations are made within 45 days after the close of such period.

4. The Trust reserves the right to withhold payment with respect to any Class of Shares purchased and redeemed or repurchased by the Trust within seven
     (7) business days after the date of our confirmation of such purchase.

5. The Shareholder Service Provider shall furnish the Trust at least quarterly a written report as to (i) the amounts paid by the Shareholder Service Provider pursuant to this Agreement, and (ii) the purposes for which such expenditures were made, as well as any other information as shall reasonably be requested by the Trustees.

6. Neither the Shareholder Service Provider nor any of its employees or agents are authorized to make any representation concerning shares of the Trust except those

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     contained in the then-current Prospectus or annual or semi-annual reports to shareholders for the Trust, and the Shareholder Service Provider shall have no authority to act as agent for the Trust outside the parameters of this Agreement.

7. The Agreement may be terminated at any time without payment of any penalty by vote of a majority of the Independent Trustees (as that term is defined in the Prospectus for the Trust) on not more than sixty (60) days' written notice.

8. The Agreement may not be assigned to any person who is not an affiliate of the Shareholder Service Provider without our written consent.

9. The Shareholder Service Provider shall comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies.

10. The Agreement and any Schedule hereto may not be revised except by mutual written agreement between the parties and any material amendment to the Agreement must be approved by a vote of a majority of the Independent Trustees. This Agreement may be revised only upon 60 days' written notice or upon such shorter notice as the parties may mutually agree.

11.  All communications to the Trust shall be sent to:

     ING Investors Trust
     7337 E. Doubletree Ranch Rd.
     Scottsdale, AZ 85258
     Attention: Chief Counsel

     Any notice to the Shareholder Service Provider shall be sent to:

     Directed Services, Inc.
     1475 Dunwoody Drive
     West Chester, PA  19380
     Attention: Chief Counsel

12. This Agreement shall be construed in accordance with the laws of the State of Delaware provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended or the rules or orders of the Securities and Exchange Commission thereunder, and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the 29th day of April, 2005.

                                           DIRECTED SERVICES, INC.

                                           By:    /s/ David L. Jacobson
                                                  ---------------------

                                           Name:  David L. Jacobson
                                                  -----------------

                                           Title: SVP
                                                  ---


                                           ING INVESTORS TRUST

                                           By:    /s/ Robert S. Naka
                                                  ------------------
                                                  Robert S. Naka
                                                  Senior Vice President

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                                   SCHEDULE A

                               SCHEDULE OF SERIES

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SHAREHOLDER SERVICES AGREEMENT

                                     BETWEEN

                               ING INVESTORS TRUST
                            (FORMERLY, THE GCG TRUST)

                                       AND

                             DIRECTED SERVICES, INC.

SERIES                                                                    CLASS
------                                                                    -----
                                                                   SERVICE     SERVICE 2
                                                                   -------     ---------
ING AIM Mid Cap Growth Portfolio                                      X           X
ING Alliance Mid Cap Growth Portfolio                                 X           X
ING Capital Guardian Large Cap Value Portfolio                        X           X
ING Capital Guardian Managed Global Portfolio                         X           X
ING Capital Guardian Small/Mid Portfolio                              X           X
ING JPMorgan Emerging Markets Equity Portfolio                        X           X
ING Eagle Asset Capital Appreciation Portfolio                        X           X
ING Evergreen Health Sciences Portfolio                               X           X
ING Evergreen Omega Portfolio                                         X           X
ING FMR(SM) Diversified Mid Cap Portfolio                             X           X
ING Goldman Sachs Tollkeeper(SM) Portfolio                            X           X
ING Hard Assets Portfolio                                             X           X
ING International Portfolio                                           X           X
ING Janus Contrarian Portfolio                                        X           X
ING Jennison Equity Opportunities Portfolio                           X           X
ING JPMorgan Small Cap Equity Portfolio                               X           X
ING Julius Baer Foreign Portfolio                                     X           X
ING Legg Mason Value Portfolio                                        X           X
ING Limited Maturity Bond Portfolio                                   X           X
ING Liquid Assets Portfolio                                           X           X
ING Marsico Growth Portfolio                                          X           X
ING Mercury Focus Value Portfolio                                     X           X
ING Mercury Large Cap Growth Portfolio                                X           X
ING MFS Mid Cap Growth Portfolio                                      X           X
ING MFS Total Return Portfolio                                        X           X
ING Oppenheimer Main Street Portfolio(R)                              X           X
ING PIMCO Core Bond Portfolio                                         X           X
ING PIMCO High Yield Portfolio                                        X           X

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
SERIES                                                                    CLASS
------                                                                    -----
                                                                   SERVICE     SERVICE 2
                                                                   -------     ---------
ING Pioneer Fund Portfolio                                            X            X
ING Pioneer Mid Cap Value Portfolio                                   X            X
ING Salomon Brothers All Cap Portfolio                                X            X
ING Salomon Brothers Investors Portfolio                              X            X
ING T. Rowe Price Capital Appreciation Portfolio                      X            X
ING T. Rowe Price Equity Income Portfolio                             X            X
ING UBS U.S. Allocation Portfolio                                     X            X
ING Van Kampen Equity Growth Portfolio                                X            X
ING Van Kampen Global Franchise Portfolio                             X            X
ING Van Kampen Growth and Income Portfolio                            X            X
ING Van Kampen Real Estate Portfolio                                  X            X

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                                   SCHEDULE B

                 TO THE SHAREHOLDER SERVICES AGREEMENT RELATING
                 TO ING INVESTORS TRUST (FORMERLY THE GCG TRUST)

     The types of shareholder services which may be compensated pursuant to the Agreement include, but are not necessarily limited to, the following:

1. Teleservicing support in connection with existing investments in the Portfolios;

2. Delivery and responding to inquiries respecting Trust prospectuses, reports, notices, proxies and proxy statements and other information respecting the Portfolios;

3. Facilitation of the tabulation of variable contract owners' votes in the event of a meeting of Trust shareholders;

4. The conveyance of information relating to shares purchased and redeemed and share balances to the Trust, its transfer agent, or the Shareholder Service Provider as may be reasonably requested;

5. Provision of support services including providing information about the Trust and its Portfolios and answering questions respecting the Trust and its Portfolios, including questions respecting variable contract owners' interest in one or more Portfolios; and

6.   Provision of other services as may be agreed to from time to time.